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                                                                   EXHIBIT 10.11

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                            STOCKHOLDER'S AGREEMENT

                                     AMONG

                           DET SONDENFJELDS - NORSKE
                              DAMPSKIBSSELSKAB ASA

                             HORIZON OFFSHORE, INC.

                            HIGHWOOD PARTNERS, L.P.

                                      AND

                          WESTGATE INTERNATIONAL, L.P.


                          Dated as of December 4, 1997
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                            STOCKHOLDER'S AGREEMENT

     This Stockholder's Agreement (this "Agreement") is entered into this 4th day of December 1997, by and among Horizon Offshore, Inc., a Delaware corporation ("Horizon"), Det Sondenfjelds-Norske Dampskibsselskab ASA, a Norwegian corporation ("DSND"), Highwood Partners, L.P., a Delaware limited partnership ("Highwood"), and Westgate International, L.P., a Cayman Islands exempted limited partnership ("Westgate").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Alliance Agreement dated as of the date hereof (the "Alliance Agreement") entered into by and between Horizon and DSND, DSND has acquired the Purchased Stock (as defined below); and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the DSND Group's (as defined below) acquisition and ownership of Horizon Securities.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     Section 1. Defined Terms. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Affiliate" or "Associate" shall have the respective meanings assigned thereto in Rule 405 as presently promulgated under the Securities Act.

     "Board of Directors" means the board of directors of Horizon.

     "Common Stock" means the common stock, $1.00 par value per share, of Horizon.

     "Demand Registration" means a Demand Registration as defined in Section 3(a) hereof.

     "DSND Group" means DSND and its Affiliates and Associates.

     "Elliott Group" means Highwood, Westgate and their respective Affiliates and Associates.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Horizon Securities" means, collectively, the Purchased Stock and any other securities, warrants or options or rights of any nature (whether or not issued by Horizon) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of the Common Stock, or any class or series of Horizon's capital stock that is entitled to vote generally for the election of directors or otherwise.

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     "Piggyback Registration" means a Piggyback Registration as defined in
Section 3(b) hereof.

     "Purchased Stock" means the shares of Common Stock acquired by DSND pursuant to the Alliance Agreement.

     "Registrable Securities" means (a) the Purchased Stock and (b) any other securities issued by Horizon after the date hereof with respect to the Purchased Stock (and with respect to the Common Stock generally) by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Agreement if and when
(i) such securities shall have been sold in satisfaction of all applicable resale provisions of Rule 144 under the Securities Act, (ii) as expressed in an opinion of counsel delivered to and satisfactory to Horizon and the transfer agent for the Common Stock that such securities can be sold without any restriction under Rule 144(k) under the Securities Act and the transfer of such securities does not require registration under the Securities Act, or (iii) such securities cease to be issued and outstanding for any reason.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

     Section 2. Voting of Horizon Securities. Subject to the provisions hereof, the DSND Group, the Elliott Group and Horizon agree that:

          (a) Each member of the DSND Group and the Elliott Group that is a holder of record of Horizon Securities entitled to vote shall be present in person or by proxy, and each member of the DSND Group and the Elliott Group that is a beneficial owner of Horizon Securities entitled to vote shall cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Horizon so that all Horizon Securities owned of record or beneficially by the DSND Group and the Elliott Group and that are entitled to vote may be counted for the purpose of determining the presence of a quorum at such meetings.

          (b) The number of directors of Horizon's board of directors shall be established as five directors, and Gunnar Hirsti shall be elected as a director of Horizon on the date hereof. From and after the date hereof, the DSND Group shall have the right to designate one director of Horizon.

          (c) Horizon and the Elliott Group shall take all necessary or appropriate action to assist in the nomination for election as a director the person designated by the DSND Group pursuant to the provisions of this Section
2. Horizon shall vote all management proxies in favor of such nominee, except for such proxies that specifically indicate to the contrary. Horizon shall

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recommend that its stockholders vote in favor of such nominees, and shall use reasonable efforts to solicit from its stockholders proxies voted in favor of such nominees.

          (d) The DSND Group and the Elliott Group shall vote all Horizon Securities they are entitled to vote and shall cause all Horizon Securities they are entitled to vote to be voted for the election of all nominees for director nominated by the Board of Directors, including the nominee of the DSND Group designated pursuant to this Section 2.

          (e) If any director designated by DSND shall decline or be unable to serve for any reason, or if such designee resigns or is removed, the Board of Directors shall promptly upon the request of DSND nominate or elect, as the case may be, a new DSND designee to replace such resigned or removed DSND designee.

          (f) DSND shall use its best efforts to cause its designee to serve on the Board of Directors to promptly provide to Horizon, as Horizon may from time to time reasonably request, information regarding such designee for inclusion in any form, report, schedule, registration statement, definitive proxy statement or other documents required to be filed by Horizon with the SEC.

     Section 3.     Registration Rights.

          (a) Demand Registration. (i) At any time commencing 185 days after the date that the Common Stock is registered under Section 12(b) or (q) of the Exchange Act, DSND may at any time and from time to time make a written request for registration under the Securities Act of not less than 5% of the outstanding Common Stock (a "Demand Registration"); provided that Horizon shall not be obligated to effect more than one Demand Registration in any 12-month period or more than an aggregate of three Demand Registrations pursuant to this Section 3(a). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective; provided, however, that a Demand Registration that is either withdrawn or not declared effective at DSND's request shall count as a Demand Registration unless DSND also bears all of the expenses specified in Section 3(e) hereof (as being payable by Horizon) with respect to such Demand Registration.

              (ii) If DSND so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. DSND shall select the managing Underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that such managing Underwriters and additional investment bankers must be reasonably satisfactory to Horizon.

          (b) Piggyback Registration. If Horizon proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for Horizon's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or
(ii) for the account of any of its holders of Common Stock (other than DSND), then

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Horizon shall give written notice of such proposed filing to DSND as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer DSND the opportunity to register such number of shares of Registrable Securities as DSND may request on the same terms and conditions as Horizon's or such holder's Common Stock (a "Piggyback Registration").

          (c) Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 3(b) delivers a written opinion to Horizon that the size of the offering that DSND, Horizon and any other Persons whose securities are included in such offering intend to make are such that the success of the offering would be materially and adversely affected, then the amount of Registrable Securities to be offered for the account of DSND and any other Person shall be reduced to the extent necessary to reduce the total amount of Common Stock to be included in such offering to the amount recommended by such managing Underwriter; provided that if Common Stock is being offered for the account of Persons other than Horizon, then the proportion by which the amount of such Registrable Securities intended to be offered for the account of DSND is reduced shall not exceed the proportion by which the amount of Common Stock intended to be offered for the account of such other Persons is reduced.

          (d) Filings; Information. Whenever DSND requests that any Registrable Securities be registered pursuant to Section 3(a) hereof, Horizon will use its best efforts to effect the registration of such Registrable Securities as promptly as is practicable, and in connection with any such request:

              (i) Horizon will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which Horizon then qualifies and which counsel for Horizon shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold); provided that if Horizon shall furnish to DSND a certificate signed by Horizon's Chairman of the Board stating that in his good faith judgment it would be detrimental or otherwise disadvantageous to Horizon for such a registration statement to be filed as expeditiously as possible, Horizon shall have a period of not more than 120 days within which to file such registration statement measured from the date of Horizon's receipt of DSND's request for registration in accordance with Section 3(a) hereof.

              (ii) Horizon will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to DSND and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to DSND and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such

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     registration statement (including each preliminary prospectus) as DSND or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

              (iii) After the filing of the registration statement, Horizon will promptly notify DSND of any stop order issued or, to Horizon's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

              (iv) Horizon will endeavor to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as DSND reasonably requests; provided that Horizon will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 3(d)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

              (v) Horizon will as promptly as is practicable notify DSND, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to DSND and to the Underwriters any such supplement or amendment. DSND agrees that, upon receipt of any notice from Horizon of the occurrence of any event of the kind described in the preceding sentence, DSND will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by DSND and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by Horizon, DSND will deliver to Horizon all copies, other than permanent file copies then in DSND's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Horizon shall give such notice, Horizon shall extend the period during which such registration statement shall be maintained effective as provided in Section 3(d)(i) by the number of days during the period from and including the date of the giving of such notice to the date when Horizon shall make available to DSND such supplemented or amended prospectus.

              (vi) Horizon will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

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              (vii)  Horizon will furnish to DSND and to each Underwriter a signed counterpart, addressed to DSND or such Underwriter, of an opinion or opinions of counsel to Horizon and a comfort letter or comfort letters from Horizon's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as DSND or the managing Underwriter reasonably requests.

              (viii) Horizon will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

              (ix) Horizon will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or over-the-counter market on which the Common Stock is then listed.

          Horizon may require DSND promptly to furnish in writing to Horizon such information regarding DSND, the plan of distribution of the Registrable Securities and other information as Horizon may from time to time reasonably request or as may be legally required in connection with such registration.

          (e) Registration Expenses. In connection with any Demand Registration or any Piggyback Registration, Horizon shall pay the following expenses incurred in connection with such registration: (i) filing fees with the SEC, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for Horizon and (vi) the reasonable fees and expenses of any additional experts retained by Horizon in connection with such registration. DSND shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of DSND.

          (f) Indemnification by Horizon. Horizon agrees to indemnify and hold harmless DSND, its officers and directors, and each Person, if any, who controls DSND within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if Horizon shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information, relating to DSND or the plan of distribution furnished in writing to Horizon by

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or on behalf of DSND expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of DSND if a copy of the most current prospectus at the time of the delivery of the Registrable Securities was not provided to purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Horizon also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of DSND provided in this subparagraph.

          (g) Indemnification by DSND. DSND agrees to indemnify and hold harmless Horizon, its officers and directors, and each Person, if any, who controls Horizon within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Horizon to DSND, but only with reference to information relating to DSND or the plan of distribution furnished in writing by or on behalf of DSND expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. DSND also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of Horizon provided in this subparagraph.

          (h) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3(f) or
Section 3(g), such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

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          (i) Contribution.  If the indemnification provided for in this
Agreement is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Horizon, DSND and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of Horizon, DSND and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Horizon, DSND and the Underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of Horizon and DSND and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of Horizon, DSND and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Horizon and DSND agree that it would not be just and equitable if contribution pursuant to this Section 3(i) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3(i), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and DSND shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by DSND exceeds the amount of any damages which DSND has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (j) Participation in Underwritten Registrations. No holder of Registrable Securities may participate in a registered offering contemplated hereunder unless such holder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and

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executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Section 3.

          (k) Rule 144. Horizon covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as DSND may reasonably request to the extent required from time to time to enable DSND to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of DSND, Horizon will deliver to DSND a written statement as to whether it has complied with such reporting requirements.

          (l) Holdback Agreements. DSND agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 180-day period beginning on, the effective date of such registration statement other than (i) the Registrable Securities to be sold pursuant to such registration statement, and (ii) any shares of Common Stock sold upon the exercise of an option or warrant or the conversion of a security outstanding at such date.

     Section 4. Legend and Stop Transfer Order. To assist in effectuating the provisions of this Agreement, the DSND Group hereby consents (i) to the placement of the following legend on all certificates representing ownership of Horizon Securities owned of record by any member of the DSND Group or by any person where a member of the DSND Group is the beneficial owner thereof, until such shares are sold, transferred or disposed in a manner permitted hereby to a person who is not then a member of the DSND Group:

          "The shares represented by this certificate are subject to the provisions of a Stockholder's Agreement and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. Copies of the Stockholder's Agreement are on file at the office of the Corporate Secretary of Horizon Offshore, Inc."

          (ii) to the entry of stop transfer orders with the transfer agent or agents of Horizon Securities against the transfer of Horizon Securities except in compliance with the requirements of this Agreement, or if Horizon acts as its own transfer agent with respect to any Horizon Securities, to the refusal by Horizon to transfer any such securities except in compliance with the requirements of this Agreement. Horizon agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Horizon Securities being made to a person who is not then a member of the DSND Group in compliance with the provisions of this Agreement.

                                      -10-
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     Section 5.     Miscellaneous.

          (a) Notices. Any notice or other communication required or permitted hereunder shall be in writing or by telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5) shall be as set forth opposite each party's name on the signature page hereof.

          (b) Termination. The respective covenants and agreements of Horizon and DSND contained in this Agreement will continue in full force and effect until the earliest to occur of any of the following: (i) the mutual written agreement of Horizon and DSND or (ii) December 4, 2007. Notwithstanding the termination of this Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of its covenants or agreements contained in this Agreement.

          (c) Waivers and Amendments; Noncontractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Horizon and the holders of a majority of the Horizon Securities held by the DSND Group or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other Agreement between the parties) as to which there is no breach.

          (d) Severability. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

          (e) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

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          (f) Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          (g) Successors and Assigns. Subject to Section 4, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto except that the rights contained in
Section 3 above shall not be assignable.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Address:                                HORIZON OFFSHORE, INC.

9821 Katy Freeway, Suite 450
Houston, Texas  77024                   By:  /s/ Bill Lam
                                           ------------------------------------
                                                 Bill Lam
                                                  President

                                        DET SONDENFJELDS - NORSKE
                                        DAMPSKIBSSELSKAB ASA
Address:

Det Sondenfjelds - Norske               By:  /s/ Dirk Blaauw
Dampskibsselskab ASA                       ------------------------------------
Radhusgt 23                                Name: Dirk Blaauw
P. O. Box 752 Sentrum                      Title: Chief Financial Officer
0106 Oslo, Norway

                                        HIGHWOOD PARTNERS, L.P.

                                        By:  Highwood Associates, Inc.
                                             Its General Partner


                                        By:  /s/ Jonathan D. Pollock
                                           ------------------------------------
                                           Name: Jonathan D. Pollock
                                           Title: President

                                        WESTGATE INTERNATIONAL, L.P.

                                        By:  Martley International, Inc.
                                             Its Attorney-in-Fact


                                        By:  /s/ Paul Singer
                                           ------------------------------------
                                           Name: Paul Singer
                                           Title:

                                      -13-